exhibit 10

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into as of November 6, 2014 by and among Paramount Group, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I hereto (the “Initial Holders”).

RECITALS

WHEREAS, the Company intends to conduct an initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and in connection with the IPO, the Company desires to engage in certain formation transactions and concurrent private placements (collectively, the “Formation Transactions”), pursuant to which the Initial Holders will receive Common Stock; and

WHEREAS, in connection with the Formation Transactions, the Company desires to grant the Initial Holders and their permitted assignees and transferees the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1           Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Demand Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Statement” has the meaning set forth in Section 2.1(b).

“Demand Representative” has the meaning set forth in Section 2.1(a).

“Demand Offering Representative” has the meaning set forth in Section 2.3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority or other successor organization.

“Formation Transactions” has the meaning set forth in the Recitals.

“Holder” means (i) any Initial Holder who holds Registrable Securities or (ii) any subsequent holders of Registrable Securities who become parties to this Agreement.

“Indemnified Party” has the meaning set forth in Section 2.10.

“Indemnifying Party” has the meaning set forth in Section 2.10.

“Initial Holders” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Recitals.

“Market Value” means, with respect to the Common Stock, the market price of the Common Stock for such day (or, if such day is not a trading day, the most recent prior trading day). The market price of the Common Stock for a trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the over-the-counter market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Market Value of the Common Stock shall be determined by the Board of Directors of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

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“Notice and Questionnaire” has the meaning set forth in Section 2.1(d).

“Offering” means an underwritten offering of Common Stock pursuant to a Demand Registration or Underwritten Offering Demand.

“Offering Launch Date” for an Offering means the earliest of (i) the date of the filing a preliminary prospectus (or prospectus supplement) that is intended to be distributed to potential investors in the Offering, (ii) the public announcement of the commencement of the Offering or (iii) if applicable, the entrance into a binding agreement to sell securities being sold in the Offering to the underwriters for the Offering.

“Otto Family” means Maren Otto, all descendants of the late Professor Werner Otto and all individuals related by blood, marriage or adoption (first, second, third or fourth related degree) to Maren Otto or the late Professor Werner Otto, any trust or any family foundation which has exclusively been established in favor of one or several of such individuals, and any partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity, in which one or several of such individuals hold (either directly or indirectly) more than 50.0% of the voting rights or more than 50.0% of the equity capital of any such partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity. For the avoidance of doubt, each of the Initial Holders are members of the Otto Family.

“Permitted Investor Transferee” has the meaning set forth in Section 3.4.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means shares of Common Stock (i) received by a member of the Otto Family in the Formation Transactions, (ii) received in the Formation Transactions by an entity in which one or more members of the Otto Family had a direct or indirect interest and subsequently distributed or transferred to a member of the Otto Family in respect of such direct or indirect interest, including, with respect to (i) and (ii) above, any additional shares of Common Stock issued as a dividend or distribution on, in exchange for, or otherwise in respect of, shares that otherwise constitute Registrable Securities (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise) and (iii) that are acquired from time to time after the Formation Transactions by a member of the Otto Family; provided that shares of Common Stock shall cease to be Registrable Securities at the earliest time as one of the following shall have occurred: (a) such shares have been disposed of pursuant to a Registration Statement, (b) such shares have been sold pursuant to Rule 144 or (c) with respect to any shares held by a party to the Agreement or an entity that was a member of the Otto Family, but which ceases to be a member of the Otto Family (e.g. as a result of the transfer of equity interests in such entity to a person or entity that is not a member of the Otto Family), the date on which such party or entity ceases to be a member of the Otto Family.

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“Registration Statement” means a Demand Registration Statement or Resale Shelf Registration Statement.

“Resale Shelf Demand Notice” shall have the meaning set forth in Section 2.2(a).

“Resale Shelf Demand Representative” shall have the meaning set forth in Section 2.2(a).

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2.2(a).

“Resumption Date” has the meaning set forth in Section 2.4.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stand-Down Notice” has the meaning set forth in Section 2.4.

“Suspension Notice” has the meaning set forth in Section 2.13.

“Suspension Period” has the meaning set forth in Section 2.13.

“Underwritten Offering Demand” has the meaning set forth in Section 2.3(a).

“Underwritten Offering Demand Notice” has the meaning set forth in Section 2.3(a).

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Article II

REGISTRATION AND OFFERING RIGHTS

Section 2.1           Demand Registration Rights.

(a)          If at any time beginning 14 months after the closing date of the IPO, a Resale Shelf Registration Statement (or other registration statement) registering the resale of all of a Holder’s Registrable Securities is not effective, notwithstanding any obligation the Company may have under Section 2.2(a), any one or more of such Holder(s) may make written requests to the Company (a “Demand Notice”) to require the Company to register, under and in accordance with the provisions of the Securities Act, any or all of such Holders’ Registrable Securities pursuant to the terms of this Agreement (a “Demand Registration”); provided, however, that a Demand Registration may only be made if (i) the Registrable Securities requested to be registered by the Holder(s) delivering the Demand Notice have an aggregate Market Value of at least $40,000,000 on the trading day immediately preceding the date that the Demand Notice is sent to the Company and (ii) it shall not result in the Holders requesting collectively more than two Demand Registrations in any consecutive 12-month period. Any Demand Notice must specify (A) the Registrable Securities proposed to be registered, (B) the proposed method of distribution of such Registrable Securities, which may be by means of an underwritten offering, and (C) a single Person who shall serve as the representative of the Holders (the “Demand Representative”). Any Demand Registration may (if specified in the Demand Notice), but need not, require the Company to register such Holders’ Registrable Securities on Form S-3 (provided that the Company is eligible to register the resale of the Registrable Securities on Form S-3 (or a similar successor form established by the Commission)). Subject to Section 2.5, the Company will have the right to include shares of Common Stock to be sold for its own account or shares owned by other holders of Common Stock in any Demand Registration Statement.

(b)          If the Company does not have an effective Automatic Shelf Registration Statement at the time it receives a Demand Notice, the Company shall use its commercially reasonable best efforts to prepare and file a registration statement on an appropriate form with respect to any Demand Registration (the “Demand Registration Statement”) as promptly as reasonably practicable after receiving such Demand Notice, and the Company shall use its commercially reasonable best efforts to cause the Demand Registration Statement to become effective as promptly as reasonably practicable after the filing thereof. Notwithstanding the foregoing, upon the request of the Demand Representative in connection with a Demand Registration relating to an underwritten offering, the Company will agree to delay the effectiveness of the Demand Registration Statement for up to 10 Business Days after the Company would otherwise be prepared to cause the Demand Registration Statement to become effective. The Company shall use its commercially reasonable best efforts to maintain the effectiveness of the Demand Registration Statement after the effective date thereof until all Registrable Securities included therein have been sold or until such Registrable Securities included therein have been registered on a Resale Shelf Registration Statement. To the extent that the Company has an effective Automatic Shelf Registration Statement at the time it receives a Demand Notice, (i) if the Demand Registration relates to an underwritten offering, then such Demand Registration will be treated by the Company pursuant to Section 2.3(a) as an Underwritten Offering Demand, and (ii) if the Demand Registration does not relate to an underwritten offering, then the Company may file a prospectus or post-effective amendment, as applicable, to include in the Automatic Shelf Registration Statement the Registrable Securities to be registered in the Demand Registration (in the case of clause (ii), such prospectus or post-effective amendment together with such previously filed Automatic Shelf Registration Statement will be considered the Demand Registration Statement).

(c)          If the Demand Registration relates to an underwritten offering, the Demand Representative, on behalf of the Holders, will have the right to determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to the Holders, including the number of shares to be sold (if not all shares offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount. The Demand Representative will also have the right to determine the underwriters (and their roles) in the offering; provided that such underwriters are reasonably acceptable to the Company. The Company will coordinate with the Demand Representative in connection with the fulfillment of its responsibilities pursuant to Section 2.6 and will be entitled to rely on the authority of the Demand Representative to act on behalf of all Holders with respect to the offering.

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(d)          Promptly upon receiving a Demand Notice, the Company shall provide the Holders with a form of Notice and Questionnaire (the “Notice and Questionnaire”) to be completed by each Holder desiring to have any of such Holder’s Registrable Securities included in the Demand Registration Statement. Prior to receiving a Demand Notice, the Company will also provide its then current form of Notice and Questionnaire to any Holder upon request. The Notice and Questionnaire shall solicit information from each Holder regarding the number of Registrable Securities such Holder desires to include in the Demand Registration Statement and such other information relating to such Holder as the Company determines is reasonably required in connection with the Demand Registration Statement, including, without limitation, all information relating to such Holder required to be included in the Demand Registration Statement or that may be required in connection with applicable FINRA or other regulatory filings to be made in connection with the Demand Registration Statement. The Company will not be required to file a Demand Registration Statement until it has received duly completed and executed Notice and Questionnaires from all Holders who participated in the Demand Notice (unless otherwise requested by the Demand Representative). The Company will include in the Demand Registration Statement any Registrable Securities requested to be included by any Holder who has delivered a duly completed and executed Notice and Questionnaire at least 10 days prior to the anticipated effectiveness of the Demand Registration Statement.

(e)          Notwithstanding the foregoing, the Company shall not be obligated to file a Demand Registration with respect to the Registrable Securities of any Holder during a period when such Holder is prohibited from selling its Registrable Securities or filing a registration statement with respect thereto pursuant to lock-up agreements entered into in connection with any prior underwritten offering conducted by the Company on its own behalf or on behalf of selling stockholders, unless such Holder has obtained the consent of the counterparties to such lock-agreements. The Demand Representative may revoke a Demand Notice at any time by providing written notice of such revocation to the Company and, for purposes of determining the number of Demand Registrations and Underwritten Offering Demands to which the Holders are entitled, a Demand Notice that was revoked will not count as a Demand Registration unless such revocation occurs after the Company has filed a Demand Registration Statement relating to the Demand Notice and the Company does not sell any shares of Common Stock for its own account pursuant to such Demand Registration Statement.

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Section 2.2           Shelf Registration Rights.

(a)          Subject to Section 2.13, beginning 14 months after the closing of the IPO (provided the Company is eligible to register the resale of the Registrable Securities on Form S-3 (or a similar successor form established by the Commission)) any Holder of at least 1.0% of the total outstanding shares of Common Stock shall have the right to make a written request to the Company (a “Resale Shelf Demand Notice”) to require the Company to file a registration statement registering the offering and sale of the Registrable Securities by the Holders thereof on a delayed or continuous basis pursuant to Rule 415 (a “Resale Shelf Registration Statement”) (provided that such Holder’s Resale Shelf Demand Notice shall be inapplicable if a resale shelf registration statement related to such Registrable Securities is effective). To the extent that the Company has an effective Automatic Shelf Registration Statement at the time it receives a Resale Shelf Demand Notice, the Company may file a prospectus or post-effective amendment, as applicable, to include in the Automatic Shelf Registration Statement the Registrable Securities to be registered pursuant to such Resale Shelf Demand Notice (in such a case, such prospectus or post-effective amendment together with the previously filed Automatic Shelf Registration Statement will be considered the Resale Shelf Registration Statement). The Company will have the right to include shares of Common Stock or other securities to be sold for its own account or other holders in the Resale Shelf Registration Statement. Any Resale Shelf Demand Notice must specify (A) the Registrable Securities proposed to be registered, (B) the proposed method of distribution of such Registrable Securities and (C) a single Person who shall serve as the representative of the Holders making the request (the “Resale Shelf Demand Representative”). The Company shall use its commercially reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof, and, subject to Section 2.13, to keep such Resale Shelf Registration Statement (or a successor registration statement filed with respect to the Registrable Securities, which shall be deemed to be included within the definition of Resale Shelf Registration Statement for purposes of this Agreement) continuously effective for a period ending when all shares of Common Stock covered by the Resale Shelf Registration Statement are no longer Registrable Securities or when the Company ceases to be eligible to use Form S-3 (or a similar successor form established by the Commission), whichever is earlier. The Holders may not make more than one request for a Resale Shelf Registration Statement in any 12-month period, which request shall not be counted as an Underwritten Offering Demand for purposes of the limit provided in Section 2.3(a) but shall be counted as a Demand Registration for purposes of the limit provided in Section 2.1(a).

(b)          As soon as practicable prior to the Company’s anticipated filing of the Resale Shelf Registration Statement, the Company shall provide notice to the non-requesting Holders of such anticipated filing and shall provide all Holders with a form of the Notice and Questionnaire to be completed by each Holder desiring to have any of such Holder’s Registrable Securities included in the Resale Shelf Registration Statement. The Notice and Questionnaire provided shall solicit information from each Holder regarding the number of Registrable Securities such Holder desires to include in the Resale Shelf Registration Statement and such other information relating to such Holder as the Company determines is reasonably required in connection with the Resale Shelf Registration Statement, including, without limitation, all information relating to such Holder required to be included in the Resale Shelf Registration Statement or that may be required in connection with applicable FINRA or other regulatory filings to be made in connection with the Resale Shelf Registration Statement. Any Holder that has not delivered a duly completed and executed Notice and Questionnaire within five Business Days after the Company provides the notice referred to above will not be entitled to have such Holder’s Registrable Securities included in the Resale Shelf Registration Statement.

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(c)          After effectiveness of the Resale Shelf Registration Statement, upon the request of a transferee who becomes a Holder under this Agreement as a result of a permitted transfer pursuant to Section 3.4 hereof (accompanied by a duly completed and executed Notice and Questionnaire), the Company will promptly either (i) update the applicable information in the existing Resale Shelf Registration Statement by post-effective amendment or prospectus supplement thereto in order to permit such Holder to sell such Holder’s Registrable Securities thereunder or (ii) file (and use commercially reasonable best efforts to have become effective promptly thereafter, to the extent applicable) a prospectus supplement or additional registration statement registering the offering and sale of such Holder’s Registrable Securities on a delayed or continuous basis pursuant to Rule 415 (which, following its effectiveness, shall be deemed to be included within the definition of Resale Shelf Registration Statement for purposes of this Agreement).

Section 2.3           Underwritten Offering Demand Rights.

(a)          At any time beginning 14 months after the closing date of the IPO, any one or more Holder(s) may make written requests for underwritten offerings (a “Underwritten Offering Demand Notice”) of Registrable Securities included in a Demand Registration, Resale Shelf Registration Statement or pursuant to an Automatic Shelf Registration Statement, as applicable (each, an “Underwritten Offering Demand”); provided, however, that an Underwritten Offering Demand may only be made if (i) it relates to Registrable Securities having an aggregate Market Value of at least $40,000,000 on the trading day immediately preceding the date that the Underwritten Offering Demand Notice is sent to the Company and (ii) it shall not cause the Holders to request collectively more than two Underwritten Offering Demands or Demand Registrations relating to an underwritten offering, in the aggregate, in any consecutive 12-month period. Any Underwritten Offering Demand Notice will specify (A) the Registrable Securities proposed to be registered, (B) the desired Offering Launch Date for the offering, which shall not be less than seven (nor more than 15) Business Days following the date on which the Underwritten Offering Demand Notice is provided to the Company, and (C) a single Person who shall serve as the representative of the Holders with respect to the underwritten offering (the “Demand Offering Representative”). Subject to Section 2.5, the Company will have the right to include shares of Common Stock to be sold for its own account in an offering pursuant to an Underwritten Offering Demand.

(b)          Upon receiving an Underwritten Offering Demand Notice, the Company shall prepare the applicable offering documents and take such other actions as are set forth in Section 2.6 relating to such offering in order to permit the Offering Launch Date for such underwritten offering to occur on the date set forth in the Underwritten Offering Demand Notice. The Demand Offering Representative shall have the right to determine the actual Offering Launch Date; provided that, without the Company’s consent, the Offering Launch Date may not be more than 10 Business Days after the Offering Launch Date set forth in the Underwritten Offering Demand Notice. The Demand Offering Representative, on behalf of the Holders, will have the right to determine the structure of the offering and negotiate the terms of any underwriting agreement as they relate to the Holders, including the number of shares to be sold (if not all shares offered can be sold at the highest price offered by the underwriters), the offering price and underwriting discount. The Demand Offering Representative will also have the right to determine the underwriters (and their roles) in the offering; provided that such underwriters are reasonably acceptable to the Company. The Company will coordinate with the Demand Offering Representative in connection with the fulfillment of its responsibilities pursuant to Section 2.6 and will be entitled to rely on the authority of the Demand Offering Representative to act on behalf of all Holders with respect to the offering.

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(c)          Notwithstanding the foregoing, the Company shall not be obligated to effect, or take any action to effect, an underwritten offering with respect to the Registrable Securities of any Holder for which the proposed Offering Launch Date is scheduled to occur during a period when such Holder is prohibited from selling its Registrable Securities pursuant to lock-up agreements entered into in connection with any prior underwritten offering conducted by the Company, unless such Holder has obtained the consent of the counterparties to such lock-up agreements. The Demand Offering Representative may revoke an Underwritten Offering Demand Notice at any time by providing written notice of such revocation to the Company and, for purposes of determining the number of Demand Registrations and Underwritten Offering Demands to which the Holders are entitled, an Underwritten Offering Demand Notice that was revoked will not count as an Underwritten Offering Demand unless such revocation occurs after the Offering Launch Date and the Company does not sell any shares of Common Stock for its own account pursuant to such offering.

Section 2.4           Stand-Down. Following receipt of a Demand Notice related to an underwritten offering or an Underwritten Offering Demand Notice, the Company will have the right to delay the requested Offering if the Company intends to effect its own underwritten offering, by giving the Holder(s) of the Registrable Securities to be included in such Offering written notice of such intent (a “Stand-Down Notice”), whereby the Company’s obligation to cooperate with the Holder(s) and any underwriter in effecting an Offering shall be suspended until the later of the Resumption Date or the date of expiration of any lock-up agreements entered into by the Holder(s) with respect to the Company’s underwritten offering; provided, however, that (i) the Company will not be entitled to deliver a Stand-Down Notice in respect of a requested Offering later than 5 p.m. New York time on the next Business Day following receipt of notice from the Holder(s) requesting such Offering; (ii) the Company will not be entitled to more than two Stand-Down Notices in any 12-month period; and (iii) the Company will be deemed to have rescinded the Stand-Down Notice automatically, whereby the Company’s obligation to cooperate with the Holder(s) and any underwriter in effecting such an Offering pursuant to Section 2.1(a) or Section 2.3(a) shall resume, if the launch date in respect of the Company’s underwritten offering has not occurred by the end of the 15th Business Day after the date of the Offering request (the date following automatic rescission of a Stand-Down Notice, a “Resumption Date”). The Holders acknowledge and agree that the receipt of any Stand-Down Notice may constitute material non-public information regarding the Company and shall keep the existence and contents of any Stand-Down Notice confidential. Notwithstanding anything to the contrary contained herein, if the Holders determine to rescind any prior Demand Notice or Underwritten Offering Demand Notice following receipt of a Stand-Down Notice, then the Holders may, at their election, give written notice of such election to the Company. Any such rescinded Demand Notice or Underwritten Offering Demand Notice shall not be counted as a Demand Registration request or an Underwritten Offering Demand for purposes of the limits in Section 2.1(a) and Section 2.3(a), respectively, and no Holder shall be required to reimburse the Company for any related expenses incurred by the Company.

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Section 2.5           Reduction of Offering. Notwithstanding anything contained herein, if the managing underwriter(s) of an Offering advise(s) the Company and the Holder(s) of the Registrable Securities included in such Offering, in writing, that the aggregate number of shares of Common Stock to be sold by the Company and Registrable Securities requested to be included in the Offering exceeds the amount that they believe could be sold without adversely affecting the Offering, then the aggregate number of shares of Common Stock to be sold by the Company and Registrable Securities will be reduced to the amount recommended by such managing underwriter(s). Such reduction will be achieved by, first, reducing, or eliminating if necessary, all shares of Common Stock requested or desired to be included in such Offering by the Company for its own account and, then, if necessary, reducing the Registrable Securities requested to be included by the Holders pro rata based on the number of Registrable Securities requested to be included in such Offering or in such other manner as is agreed to by the Holders.

Section 2.6           Registration Procedures; Filings; Information. In connection with a Registration Statement or Offering in which one or more Holders are participating:

(a)          The Company will, reasonably in advance of the filing of a Registration Statement or prospectus or any amendment or supplement thereto which relates to Registrable Securities, furnish to each Holder holding such Registrable Securities (and, if such filing relates to an underwritten offering, to the managing underwriter(s) for such offering and its counsel, upon request by the Holders holding a majority of the Registrable Securities included in such offering) a copy of such Registration Statement, prospectus or amendment or supplement thereto as proposed to be filed, which shall be subject to review and comment by such parties, and thereafter furnish to each Holder of such Registrable Securities such number of conformed copies of such Registration Statement, prospectus or amendment or supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) as such Holder may reasonably request for such Holder’s records or in order to facilitate the disposition of the Registrable Securities owned by such Holder; provided, however, that this Section 2.6(a) shall not apply to (i) an amendment or supplement relating solely to securities other than the Registrable Securities, and (ii) an amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Registration Statement or prospectus. The Company shall not file any registration statement or prospectus or any amendment or supplement thereto which relates to Registrable Securities if reasonably objected to in writing by, (A) with respect to a Demand Registration, the Demand Representative, (B) with respect to an Underwritten Offering Demand, the Demand Offering Representative or (C) with respect to a Resale Shelf Registration Statement, the Resale Shelf Demand Representative.

(b)          After the filing of a Registration Statement, the Company will immediately notify each Holder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission and use its commercially reasonable best efforts to prevent the entry of such stop order or to remove it if entered. If a stop order previously in effect with respect to a Registration Statement is removed, the Company will promptly notify each Holder holding Registrable Securities covered by such Registration Statement. Each Holder agrees that it will not dispose of any Registrable Securities pursuant to a Registration Statement while any stop order is in effect with respect to such Registration Statement.

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(c)          In connection with the filing of a Registration Statement including Registrable Securities or an Offering in which one or more Holders are participating, the Company will use its commercially reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States (where an exemption does not apply) as any Holder or managing underwriter(s), if any, reasonably (in light of such Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to general taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction. The Company will promptly notify each Holder of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities held by such Holder for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose or the lifting of a suspension that was previously in effect. Each Holder agrees that it will not dispose of any Registrable Securities pursuant to a Registration Statement or an Offering in a manner requiring qualification under the securities or “blue sky” laws of any jurisdiction during any period of time while such qualification has been suspended.

(d)          The Company will immediately notify each Holder at any time when a prospectus relating to such Holder’s Registrable Securities is required to be delivered under the Securities Act of the occurrence of an event (which may include obtaining preliminary information regarding the Company’s historical financial results that have not yet been publicly announced) a result of which the Company reasonably concludes a supplement or amendment to such prospectus should be prepared in order to ensure that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Upon the occurrence of such event, the Company will promptly prepare, file and, if applicable, make available to each Holder any such supplement or amendment; provided that any supplement or amendment relating to the historical financial results of the Company need not be prepared, filed or made available prior to the Company’s regularly scheduled date for the filing of such results. The Company will promptly notify each Holder when such supplement or amendment has been filed. Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of an event as set forth above, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Holder’s receipt of written notice from the Company that the use of the Registration Statement may be resumed or such Holder’s receipt of copies of such supplement or amendment that has been filed. Each Holder also agrees that such Holder will treat as confidential the receipt of any notice from the Company of the occurrence of an event as set forth above and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by a Holder in breach of the terms of this Agreement.

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(e)          The Company will use its commercially reasonable best efforts to timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(f)          In the case of an Offering in which one or more Holders are participating, the Company will enter into and perform its obligations under customary agreements (including an underwriting agreement, if any, in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities (including, to the extent reasonably requested by the managing underwriter(s), sending appropriate officers of the Company to attend “road shows” scheduled in reasonable number and at reasonable times in connection with any such Offering, and obtaining customary comfort letters and legal opinions) in connection with such Offering.

(g)          The Company will make available for inspection by any Holder, any underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney, accountant or other professional retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise customary due diligence, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Persons in connection with the disposition of Registrable Securities pursuant to a Registration Statement, subject to entry by each such Person of a customary confidentiality agreement in a form reasonably acceptable to the Company.

(h)          The Company will use its commercially reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i)          In addition to the Notice and Questionnaire, the Company may require each Holder to promptly furnish in writing to the Company such information regarding such Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such Registration Statement or Offering. Each Holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed in order to provide that information previously furnished to the Company by such Holder does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in any registration statement not misleading in light of the circumstances in which they were made, and the Company agrees to promptly update any Registration Statement to reflect such information.

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(j)          In the case of an Offering, no Holder may participate unless such Holder (i) agrees to sell the Registrable Securities it desires to have included in the Offering on the basis provided in underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, as negotiated by the Company (other than those provisions relating to the Holders); provided that such Holder shall not be required to make any representations or warranties or provide indemnification other than those related to title and ownership of such Holder’s shares and as to the accuracy and completeness of statements made in the applicable registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Holder for use therein; provided, further, that that the liability of such Holder with respect thereto shall be limited to the net proceeds (after deducting underwriting commissions and discounts, if any) received by such Holder from the sale of its Registrable Securities pursuant to a registration statement with respect to such Offering.

(k)          No Holder will offer or sell, without the Company’s consent, any Registrable Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Holder with the Commission pursuant to Rule 433 under the Securities Act.

(l)          The Company will cooperate with the Holders and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing Registrable Securities sold under any Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter(s) or such Holders may request and cause its transfer agent to cooperate in connection with any transfer of Registrable Securities pursuant to a Registration Statement or Offering.

Section 2.7           Registration Expenses. In connection with any Registration Statement or Offering in which one or more Holders are participating, the Company shall pay all customary registration and offering expenses incurred, regardless of whether such Registration Statement is declared effective by the Commission or such Offering is completed, including: (a) all registration and filing fees, (b) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing of the Registrable Securities, (f) the fees and disbursements of legal counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, including in connection with the preparation of comfort letters, and any transfer agent and registrar fees and (g) the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration Statement and/or Offering. The Company shall have no obligation to pay any transfer taxes or underwriting, brokerage or other similar fees, discounts or commissions attributable to the sale of Registrable Securities (which expenses shall be borne by the Holders) or out-of-pocket expenses borne by the Holders or the underwriters.

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Section 2.8           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, agents, partners, members, employees, managers, advisors, attorneys, representatives and Affiliates, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, as incurred, any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, prospectus, or free writing prospectus relating to the Registrable Securities (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (with respect to any preliminary prospectus, prospectus or free writing prospectus, in light of the circumstances under which they were made), not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished in writing to the Company by such Holder or on such Holder’s behalf expressly for inclusion therein.

Section 2.9           Indemnification by Holders of Registrable Securities. Each Holder agrees, severally but not jointly or jointly and severally, to indemnify and hold harmless the Company, its officers, directors, agents, employees, attorneys, representatives and Affiliates, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder included in reliance upon and in conformity with information furnished in writing by such Holder or on such Holder’s behalf expressly for use in any registration statement, preliminary prospectus, prospectus or free writing prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided that the liability of each Holder shall be limited to the net proceeds (after deducting underwriting commissions and discounts, if any) received by such Holder from the sale of its Registrable Securities pursuant to any such registration statement. In case any action or proceeding shall be brought against the Company or its officers, directors, agents, employees, attorneys, representatives or Affiliates or any such controlling person, in respect of which indemnity may be sought against such Holder, such Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, agents, employees, attorneys, representatives or Affiliates or such controlling person shall have the rights and duties given to such Holder, by Section 2.10.

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Section 2.10         Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.8 or Section 2.9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of any obligations under Section 2.8 or Section 2.9, except to the extent such Indemnifying Party is materially prejudiced by such failure; provided further, that the failure to notify an Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise under Section 2.8 or Section 2.9. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnifying Party and the Indemnified Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.8 hereof, the Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.9, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement involves monetary damages only and includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding without any admission of liability by such Indemnified Party.

Section 2.11         Contribution. If the indemnification provided for in Section 2.8 or Section 2.9 hereof is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities that otherwise would have been covered by Section 2.8 or Section 2.9 hereof, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of each such Indemnified Party, on the other hand, in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and of each Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.11, no Holder shall be required to contribute any amount which in the aggregate exceeds the amount by which the net proceeds actually received by such Holder from the sale of its securities (after deducting underwriting commissions and discounts, if any) to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holder’s obligations to contribute pursuant to this Section 2.11, if any, are several in proportion to the proceeds of the offering actually received by such Holder (after deducting underwriting commissions and discounts, if any) bears to the total proceeds of the offering received by all the Holders and not joint.

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Section 2.12         Rule 144. The Company covenants that it will use its commercially reasonable best efforts to (a) make and keep current public information regarding the Company available as those terms are defined in Rule 144, (b) file in a timely manner any reports and documents required to be filed by it under the Securities Act and the Exchange Act, (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time more than 90 days after the effective date of the registration statement for the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 2.13         Suspension of Use of Registration Statement. The Company will have the right to postpone its obligations in connection with a Demand Registration or Underwritten Offering Demand and/or suspend use of Registration Statements that have become effective for up to 30 consecutive days (not more than twice in any consecutive 12-month period nor less than 30 days from the termination of the prior Suspension Period) (a “Suspension Period”) in the event that the Company determines in its good faith judgment that the Demand Registration or Underwritten Offering Demand and/or use of Registration Statements would require the Company to disclose material, non-public information, the disclosure of which would be harmful to the Company or with respect to which the Company otherwise has a bona fide business purpose for preserving as confidential; provided that the Company notifies the applicable Holders in writing of its determination to this effect (a “Suspension Notice”). Each Holder agrees that such Holder shall not dispose of any Registrable Securities pursuant to a Registration Statement during any Suspension Period, shall treat as confidential the receipt of such Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until the earlier of such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by a Holder in breach of the terms of this Agreement, or the end of the applicable Suspension Period. The Company agrees to notify the Holders in writing promptly following the end of a Suspension Period.

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Section 2.14         Lock-Ups. In connection with any underwritten offering of Common Stock by a Holder pursuant to this Agreement or by the Company, the Company and each Holder (for so long as such Holder files Forms 3, 4 or 5 in accordance with Section 16 of the Exchange Act (or similar successor forms established by the Commission) solely in its capacity as a stockholder of the Company) agree to enter into customary lock-up agreements, as negotiated by the Company, restricting, among other things, future sales of Common Stock by such Persons; provided that the length of the restrictions contained in the lock-up agreement required to be signed by the Holders shall not extend beyond the lesser of 45 days (plus a customary extension period in order to address FINRA or other regulatory restrictions relating to the publication of research reports by certain analysts in connection with or within a certain period of time after the expiration of a lock-up agreement) or the duration of the similar restrictions agreed to by the Company, with respect to the Company’s or its directors’ and executive officers’ activity (whichever period is shorter), in connection with such offering.

Article III

MISCELLANEOUS

Section 3.1           Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and Holders that hold a majority of the Registrable Securities held by all of the Holders. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3           Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery or courier guaranteeing overnight delivery, by facsimile transmission or such other means as are agreed to by the parties hereto:

(a)          if to any Holder, initially to the address indicated in such Holder’s Notice and Questionnaire or, if no Notice and Questionnaire has been delivered, to the address or facsimile number provided by the Initial Holder set forth on Schedule I hereto; and

(b)          if to the Company, initially at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, NY 10019, Attention: General Counsel, facsimile: (212) 237-3154 or to such other address as the Company may hereafter specify in writing.

All such notices and communications shall be deemed to have been duly given, delivered, sent, received and provided for purposes of this Agreement: at the time delivered by hand, if personally delivered; and on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery.

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Section 3.4           Successors and Assigns; Assignment of Registration Rights

. Any Holder may transfer its rights under this Agreement to one or more member(s) of the Otto Family (a “Permitted Investor Transferee”). Any permitted transferee pursuant to this Section 3.4 must agree in writing to be bound by the provisions of this Agreement (and execute a counterpart signature page or joinder agreement hereto setting forth such obligations) in order to become a party to this Agreement, in which case such Permitted Investor Transferee will be considered a Holder. Except as set forth in this Section 3.4, the rights under this Agreement are not transferable.

Section 3.5           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.6           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law or conflict of law provisions thereof.

Section 3.7           Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10         Termination. This Agreement and the rights and obligations of the parties hereunder shall terminate (a) with respect to a Holder when such Holder no longer holds Registrable Securities and (b) with respect to the Company on the first date on which the Registrable Securities all may be sold under Rule 144 within 90 days and constitute less than the lesser of 5.0% of the total outstanding shares of Common Stock or $40,000,000 (based on the average Market Value over a period of ten consecutive trading days); except, in each case, for any obligations under Section 2.7, Section 2.8, Section 2.9, Section 2.10, Section 2.11 and Article III.

Section 3.11         Waiver of Jury Trial. The parties hereto (including any Initial Holder and any subsequent Holder) irrevocably waive any right to trial by jury.

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Section 3.12         Subsequent Registration Rights. The Company may grant registration rights in the future, provided they are not inconsistent with the provisions of this Agreement, and provided further that the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include such holder’s securities of the Company in any registration statement (other than a shelf registration statement) or underwritten offering demanded by the Holders pursuant to this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

PARAMOUNT GROUP, INC.

By:	/s/ Albert Behler
Name: Albert Behler
Title: Chairman, Chief Executive Officer and President

Registration Rights Agreement

INITIAL HOLDER:

/s/ Alexander Otto
Print Name: Alexander Otto

Registration Rights Agreement

INITIAL HOLDER:

AROSA Vermoegensverwaltungsgesellschaft m.b.H., a German limited liability company

By: Thomas Armbrust and Dr. Thomas Finne, individuals
Its: Managing Directors

/s/ Thomas Armbrust
Name: Thomas Armbrust

/s/ Dr. Thomas Finne
Name: Dr. Thomas Finne

Registration Rights Agreement

INITIAL HOLDER:

/s/ Katharina Otto-Bernstein
Print Name: Katharina Otto-Bernstein

Registration Rights Agreement

INITIAL HOLDER:

/s/ Frank Otto
Print Name: Frank Otto

Registration Rights Agreement

INITIAL HOLDER:

/s/ Ingvild Goetz
Print Name: Ingvild Goetz

Registration Rights Agreement

INITIAL HOLDER:

/s/ Ingvild Goetz
Print Name: Julia Stoecker

Ingvild Goetz
by Power of Attorney

Registration Rights Agreement

INITIAL HOLDER:

/s/ Ingvild Goetz
Print Name: Sarah Pisani

Ingvild Goetz
by Power of Attorney

Registration Rights Agreement

INITIAL HOLDER:

/s/ Maren Otto
Print Name: Maren Otto

Registration Rights Agreement

INITIAL HOLDER:

/s/ Dr. Michael Otto
Print Name: Benjamin Otto

Dr. Michael Otto
by Power of Attorney

Registration Rights Agreement

INITIAL HOLDER:

/s/ Dr. Michael Otto
Print Name: Janina Otto

Dr. Michael Otto
by Power of Attorney

Registration Rights Agreement

INITIAL HOLDER:

/s/ Michael Otto
Print Name: Dr. Michael Otto

Registration Rights Agreement

INITIAL HOLDER:

Werner Otto Trust

By:	/s/ Jay A. Lipe
Name: Jay A. Lipe
Title: Managing Trustee

Registration Rights Agreement

Schedule I

Alexander Otto

AROSA Vermoegensverwaltungsgesellschaft m.b.H.

Frank Otto

Katharina Otto-Bernstein

Ingvild Goetz

Julia Stoecker

Sarah Pisani

Maren Otto

Benjamin Otto

Janina Otto

Dr. Michael Otto

Werner Otto Trust

Address for all Holders:

c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG
Werner-Otto-Straße 1-7
D-22179 Hamburg, Germany
Attention: Thomas Armbrust
Fax: +49-40-6461-2960